AGREEMENT AND PLAN OF SHARE EXCHANGE

BY AND BETWEEN

WHOLE LIVING, INC.

and

FOREVERGREEN INTERNATIONAL, LLC

Dated as of December 14, 2006

    Page

ARTICLE I

THE SHARE EXCHANGE

1

Section 1.1

The Share Exchange

1

Section 1.2

Effective Time of The Share Exchange

1

Section 1.3

Effect of the Share Exchange

2

ARTICLE II

CONVERSION OF SHARES

Section 2.1

Exchange Ratio

2

Section 2.2

Dissenting Shares

2

Section 2.3

Share Exchange Procedure

3

Section 2.4

Dividends; Transfer Taxes

3

Section 2.5

No Fractional Securities

3

Section 2.6

Closing of ForeverGreen Transfer Records

4

Section 2.7

Closing

4

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF FOREVERGREEN

4

Section 3.1

Organization

4

Section 3.2

Capitalization

4

Section 3.3

Subsidiaries

4

Section 3.4

Authority Relative To This Agreement

4

Section 3.5

Consents and Approvals; No Violations

5

Section 3.6

ForeverGreen Financial Statements

5

Section 3.7

Absence of Certain Changes or Events

5

Section 3.8

Litigation

5

Section 3.9

Contracts and Commitments

6

Section 3.10

Investment Letters

6

Section 3.11

Absence of Undisclosed Liabilities

6

Section 3.12

No Default

6

Section 3.13

Tax Returns; Taxes

6

    Page

Section 3.14

Title to Properties; Encumbrances

7

Section 3.15

Compliance With Applicable Laws

7

Section 3.16

Labor Matters

7

Section 3.17

Employee benefit Plans; ERISA

7

Section 3.18

Vote Required

8

Section 3.19

Vote of Board

8

Section 3.20

Accounting Matters

8

Section 3.21

Commissions

9

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF WHOLE LIVING

9

Section 4.1

Organization

9

Section 4.2

Capitalization

9

Section 4.3

Authority Relative To This Agreement

9

Section 4.4

Consents and Approvals; No Violations

9

Section 4.5

Whole Living Financial Statements

10

Section 4.6

Absence of Certain Changes or Events

10

Section 4.7

Litigation

10

Section 4.8

Contracts and Commitments

10

Section 4.9

Absence of Undisclosed Liabilities

11

Section 4.10

Accuracy of Commission Filings.

11

Section 4.11

No Default

11

Section 4.12

Tax Returns; Taxes

11

Section 4.13

Title to Properties; Encumbrances

12

Section 4.14

Compliance With Applicable Laws

12

Section 4.15

Vote Required

12

Section 4.16

Vote of Board

12

Section 4.17

Accounting Matters

12

Section 4.18

Commissions

12

Section 4.19

Subsidiaries

12

    Page

Section 4.20

Labor Matters

12

Section 4.21

Employee Benefit Programs; ERISA

13

ARTICLE V

CONDUCT OF BUSINESS PENDING THE SHARE EXCHANGE

Section 5.1

Conduct of Business by ForeverGreen Pending the Share Exchange

13

Section 5.2

Conduct of Business by Whole Living Pending the Share Exchange

14

ARTICLE VI

ADDITIONAL AGREEMENTS

15

Section 6.1

Access and Information

15

Section 6.2

Acquisition Proposals

15

Section 6.3

Stockholder Approvals

17

Section 6.4

Whole Living Stock Options/Warrants

17

Section 6.5

ForeverGreen Stock Options/Warrants

17

Section 6.6

Public Announcements

17

Section 6.7

Expenses

17

Section 6.8

Indemnification

17

6.8.1

 Indemnification by ForeverGreen

17

6.8.2

 Indemnification by Whole Living

18

Section 6.9

Additional Agreements

18

ARTICLE VII

CONDITIONS TO CONSUMMATION OF SHARE EXCHANGE

 18

Section 7.1

Conditions To Each Party’s Obligation To Effect the Share Exchange

 18

Section 7.2

Conditions to Obligation of ForeverGreen to Effect  Share Exchange

19

Section 7.3

Conditions to Obligations of Whole Living to Effect  Share Exchange

21

    Page

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

22

Section 8.1

Termination by Mutual Consent

22

Section 8.2

Termination by either Whole Living or ForeverGreen

22

Section 8.3

Termination by Whole Living

22

Section 8.4

Termination by ForeverGreen

23

Section 8.5

Effect of Termination and Abandonment

23

Section 8.6

Amendment

23

Section 8.7

Waiver

23

ARTICLE IX

GENERAL PROVISIONS

24

Section 9.1

Survival of Representations, Warranties and Agreements

24

Section 9.2

Notices

24

Section 9.3

Assignment

24

Section 9.4

Entire Agreement

24

Section 9.5

Waiver, Amendment, etc

25

Section 9.6

Binding Agreement; No Third Party Beneficiaries

25

Section 9.7

Governing Law; Dispute Resolution; Equitable Relief

25

Section 9.8

Severability

26

Section 9.9

Counterparts

26

Section 9.10

Interpretation

26

Section 9.11

Incorporation of Exhibits and Schedules

26

EXHIBITS

Exhibit A – ForeverGreen Shareholders Acknowledgment

Exhibit B –  Form of Investment Letter

Exhibit C - ForeverGreen Shareholders

Exhibit D – Certificate of Officer

SCHEDULES

Schedule 3.3

 ForeverGreen Subsidiaries

Schedule 4.19

Whole Living Subsidiaries

AGREEMENT AND PLAN OF SHARE EXCHANGE

THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (this “Agreement”), dated as of December 14th, 2006, is made by and between Whole Living, Inc., a Nevada corporation (“Whole Living”), and ForeverGreen International, a Utah limited liability company (“ForeverGreen”) and its shareholders as set forth in Exhibit “A”  attached  hereto  (the “Shareholders”) .

RECITALS

WHEREAS, the respective Boards of each Whole Living and ForeverGreen have determined that the exchange of members interest, ownership and/or units (referred to herein as ForeverGreen “Common Stock”, “Stock”, or “Shares”), and rights to receive preferred payments, (“Preferred Shares”) by the ForeverGreen shareholders for shares of Whole Living common stock (“Whole Living Common Stock”) pursuant to the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”) is consistent with and in furtherance of their respective business strategies and goals and believe that the Share Exchange is in the best interest of their respective shareholders and therefore have approved the Share Exchange;

WHEREAS, Whole Living and ForeverGreen desire to make certain representations and warranties and other agreements in connection with the Share Exchange;

WHEREAS, the parties intend, by executing this Agreement, that the Share Exchange qualify as a reorganization under the provisions of Section 368(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder;

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (the “Parties;” each, a “Party”), intending to be legally bound, hereby agree as follows:

ARTICLE I

THE SHARE EXCHANGE

Section 1.1

The Share Exchange.  At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement all of the outstanding shares of ForeverGreen Shares shall be transferred to Whole Living in exchange for 4,240,549 shares of Whole Living Shares to be issued to the holders of such shares of ForeverGreen Common Stock in accordance with the Exchange Ratio (as defined in Section 2.1 below).  The Share Exchange shall result in ForeverGreen becoming the wholly–owned subsidiary of Whole Living pursuant to the Nevada Revised Statutes Chapter 92A (the “Act”).

Section 1.2

Effective Time of The Share Exchange.  The Share Exchange shall be deemed effective when all necessary regulatory filings are filed, which filings shall be made as soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all of the conditions to each parties obligations to commencement of the share exchange contained in Article VII. When used in this agreement, the terms “Effective Time” shall mean the date and time at which all necessary regulatory filings are so filed; provided, however in no event shall the effective date be later than December 31, 2006.

Section 1.3

Effect of the Share Exchange.  At the Effective Time, the effect of the Share Exchange shall be as provided under the Act.

ARTICLE II

CONVERSION OF SHARES

Section 2.1

Exchange Ratio.  At the Effective Time, by virtue of the Share Exchange and without any action on the part of the holder thereof:

(a)

Each share of the ForeverGreen members’ shares (the “ForeverGreen Shares”), issued and outstanding immediately prior to the Effective Time (as defined and to the extent provided in Section 2.2) shall be exchanged for the right to receive 4,240,549 shares of Whole Living Common Stock on a pro rata basis (the “Exchange Ratio”).  The shares of Whole Living Common Stock (upon such conversion, the “Whole Living Shares”),shall be issuable upon the deposit of such ForeverGreen Shares with the Exchange Agent (as hereinafter defined) and pursuant to Section 2.3 below;

(b)

All ForeverGreen Preferred Shares outstanding immediately prior to the Effective Time shall be exchanged for 1,000,000 shares of Whole Living Common Stock on a pro rata basis for each percentage right to a Preferred Share held by any member of ForeverGreen as set forth in “Exhibit C”, attached hereto.

(c)

ForeverGreen and/or Whole Living will have no stock options or warrants outstanding at the Effective Time.

(d)

Each ForeverGreen Share held by Whole Living and ForeverGreen immediately prior to the Effective Time shall be canceled and extinguished without any conversion.

Section 2.2

Dissenting Shares

(a)

Notwithstanding any provision of this Agreement to the contrary, any ForeverGreen Shares held by a holder who has demanded and perfected appraisal rights for such shares in accordance with the Act and who, as of the Effective Time, has not effectively withdrawn or waived such appraisal rights (“Dissenting Shares”), shall not be converted into or represent a right to receive Whole Living Common Stock pursuant to Section 2.1, but the holder thereof shall only be entitled to such rights as are granted by the Act.

(b)

Notwithstanding the provisions of subsection (a), if any holder of ForeverGreen Shares who demands appraisal with respect to such shares under the Act shall effectively withdraw or affirmatively waive the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive Whole Living Common Stock, without interest thereon, upon surrender of the certificate representing such ForeverGreen Shares.

(c)

ForeverGreen shall give Whole Living (i) prompt notice of any written demands for appraisal with respect to any ForeverGreen Shares, withdrawals or waivers of such demands, and any other instruments served pursuant to the Act and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the Act.  ForeverGreen shall not, except with the prior written consent of Whole Living, voluntarily make any payment before the Effective Time with respect to any demands with respect to appraisal of ForeverGreen Shares or offer to settle or settle any such demands.

Section 2.3

Share Exchange Procedure

(a)

As of the Effective Time, Whole Living shall deposit, or shall cause to be deposited, with an exchange agent selected by ForeverGreen and reasonably satisfactory to Whole Living (the “Exchange Agent”), for the benefit of the holders of ForeverGreen Shares, for exchange in accordance with this Article II, (i) certificates representing the number of Whole Living Shares issuable in the Share Exchange, to be issued in respect of all ForeverGreen Shares outstanding immediately prior to the Effective Time and which are to be exchanged pursuant to the Share Exchange

(b)

Promptly after the Effective Time, Whole Living shall cause the Exchange Agent to mail (or deliver at its principal office) to each holder of record of a certificate or certificates representing ForeverGreen Shares (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the ForeverGreen Shares shall pass, only upon execution and delivery to the Exchange Agent of the certificates for ForeverGreen Shares to the Exchange Agent and shall be in such form and have such other provisions, including appropriate provisions with respect to backup withholding, as Whole Living may reasonably specify, and (ii) instructions for use in effecting the surrender of the ForeverGreen Shares.  Upon surrender of a certificate of ForeverGreen Shares to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof shall be entitled to receive pursuant to the provisions of this Article III, that number of Whole Living Shares as determined in accordance with the Exchange Ratio defined in Section 2.1(b), and the ForeverGreen Shares so surrendered shall be assigned to Whole Living.  In the event of any transfer of ownership of ForeverGreen Shares which has not been registered in the transfer records of ForeverGreen, certificates representing the proper number of ForeverGreen Shares, if any, will be issued to the transferee of the certificate representing the transferred ForeverGreen Shares presented to the Exchange Agent, accompanied by all documents required to evidence and effect the prior transfer thereof and to evidence that any applicable stock transfer taxes associated with such transfer were paid.

Section 2.4

Dividends; Transfer Taxes.  No dividends that are declared on Whole Living Shares will be paid to persons entitled to receive certificates representing Whole Living Shares until such persons surrender their certificates representing ForeverGreen Shares.  Upon such surrender, there shall be paid to the person in whose name the certificates representing such Whole Living Shares shall be issued, any dividends which shall have become payable with respect to such Whole Living Shares between the Effective Time and the time of such surrender.  In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends.  If any certificates for any Whole Living Shares are to be issued in a name other than that in which the certificate representing ForeverGreen Shares surrendered in exchange therefore is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Whole Living Shares in a name other than that of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.  Notwithstanding the foregoing, (i) neither the Exchange Agent nor any Party hereto shall be liable to a holder of ForeverGreen Shares for any Whole Living Shares or dividends thereon or, in accordance with Section 2.5 hereof, proceeds of the sale of fractional interests, delivered to a public official pursuant to Applicable Law and (ii) any Whole Living Shares held by the Exchange Agent prior to surrender of certificates representing ForeverGreen Shares shall not be deemed issued.

Section 2.5

No Fractional Securities.  No certificates or scrip representing fractional Whole Living Shares shall be issued upon the surrender for exchange of certificates representing ForeverGreen shares pursuant to this Article II, and no distribution or other change in the capital structure of ForeverGreen shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder.  Each holder of ForeverGreen Shares who would otherwise have been entitled to a fraction of a Whole Living Share upon surrender of stock certificates for exchange pursuant to this Article II will be entitled to receive one (1) Whole Living Share in lieu of any such fractional Whole Living Share.

Section 2.6

Closing of ForeverGreen Transfer Records.  At the Effective Time, the stock transfer books of ForeverGreen shall be closed and no transfer of ForeverGreen Shares shall thereafter be made.  If, after the Effective Time, ForeverGreen Shares are presented to Whole Living, they shall be canceled and exchanged for certificates representing Whole Living Shares.

Section 2.7

Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Whole Living, located at 972 North 1430 West, Orem, Utah 84057, at 10:00 a.m., local time, on the latest of (a) the date of the written consent referred to in Section 6.3(a) hereof  or (b) the day on which all of the conditions set forth in Article VIII hereof are satisfied or waived, or at such other date, time and place as the Parties shall agree; provided, however, that the Closing shall occur no later than December 31, 2006.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF FOREVERGREEN

ForeverGreen hereby represents and warrants to Whole Living as follows:

Section 3.1

Organization.  ForeverGreen is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Utah and has the power to carry on its business as it is now being conducted or presently proposed to be conducted.  ForeverGreen is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of ForeverGreen (a “ForeverGreen Material Adverse Effect”).   ForeverGreen has delivered to Whole Living prior to the execution of this Agreement complete and correct copies of its Articles of Association and Operating Agreement, as amended to date.

Section 3.2

Capitalization.  The authorized Shares of ForeverGreen consists of 10,000,000 shares of ForeverGreen Stock 8,000,000 shares are voting class and 2,000,000 shares are nonvoting.  As of September 30, 2006, ForeverGreen has 10,000,000 shares issued and outstanding. All of the issued and outstanding shares of ForeverGreen Stock are validly issued, fully paid and nonassessable and free of preemptive rights.

Section 3.3

Subsidiaries.  As set forth on Schedule 3.3, attached hereto

Section 3.4

Authority Relative To This Agreement.  ForeverGreen has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation by ForeverGreen of the transactions contemplated hereby have been duly authorized by the Board of ForeverGreen and, except for the approval of ForeverGreen’s shareholders to be sought pursuant to Section 6.3(a) hereof, no other corporate action or proceedings on the part of ForeverGreen are necessary to authorize this Agreement or the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by ForeverGreen and constitutes a valid and binding agreement of ForeverGreen, enforceable against ForeverGreen in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.

Section 3.5

Consents and Approvals; No Violations.  Except for applicable requirements of state laws relating to takeovers, if applicable, federal and state securities or blue sky laws, and the filing of the Articles of Exchange in such form as required by, and executed in accordance with the relevant provisions of the Utah Revised Company Act, no filing with, and no permit, authorization, consent or approval of any Governmental Authority is necessary for the consummation by ForeverGreen of the transactions contemplated by this Agreement, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not individually or in the aggregate have a ForeverGreen Material Adverse Effect. Neither the execution and delivery of this Agreement by ForeverGreen nor the consummation by ForeverGreen of the transactions contemplated hereby, nor compliance by ForeverGreen with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Association of ForeverGreen or the Operating Agreement of ForeverGreen, (b) result in a violation or breach of, or constitute (with or without the notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which ForeverGreen is a party or by which any of them or any of their properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ForeverGreen or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a ForeverGreen Material Adverse Effect.

Section 3.6

ForeverGreen Financial Statements. Within thirty (30) days of the execution of this Agreement, ForeverGreen will deliver to Whole Living true and complete copies of the audited balance sheets of ForeverGreen at December 31, 2005 and 2004, and the related audited statements of operations, stockholder’s equity and cash flows for the years then ended, and the related financial statements for ForeverGreen (the “ForeverGreen Financial Statements”) and an accountant-reviewed balance sheet, statement of operations and cash flows through September 30, 2006. Each of such ForeverGreen Financial Statements fairly presents the financial position and the results of operations and changes in financial position of ForeverGreen as of the respective dates or the respective periods set forth therein, all in conformity with Generally Accepted Accounting Principles (“GAAP”)  consistently applied during the periods involved, except as otherwise noted therein.

Section 3.7

Absence of Certain Changes or Events.  Except as set forth in the ForeverGreen Financial Statements, since  September 30, 2006, ForeverGreen has not: (i) taken any of the actions set forth in Sections 5.1(b), (c) or (e) hereof; (ii) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of ForeverGreen; or (iii) subsequent to such date, except as permitted by Section 6.1 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

Section 3.8

Litigation.  There is no suit, action or proceeding pending or, to the best of ForeverGreen’s knowledge, threatened against or affecting ForeverGreen, the outcome of which would individually or in the aggregate have a ForeverGreen Material Adverse Effect; nor is there any judgment, decree, injunction, citation, settlement agreement, rule or order of any federal, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, administrative hearing body, commission or similar dispute resolving panel or body, or any other body exercising the executive, legislative, judicial, regulatory or administrative functions of a government (collectively, a “Governmental Authority”) outstanding against ForeverGreen having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

Section 3.9

Contracts and Commitments.  ForeverGreen is not a party to and is not bound by any of the following:

(i)

any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the business of ForeverGreen (including, for purposes of this Section 3.9, Whole Living, assuming the Share Exchange has taken place) is or would be conducted; or

(ii)

any contract or other agreement which would prohibit or materially delay the consummation of the Share Exchange or any of the other transactions contemplated hereby (all such contracts of the type described in clauses (i) and (ii) of this Section 3.9 being referred to herein as “ForeverGreen Material Contracts”).

Each ForeverGreen Material Contract is valid and binding on ForeverGreen and is in full force and effect, and ForeverGreen has in all material respects performed the obligations to be performed by it to date under each ForeverGreen Material Contract, except where such non-performance, individually or in the aggregate, would not have a ForeverGreen Material Adverse Effect.  ForeverGreen has not received notice of any material violation or material default under any ForeverGreen Material Contract.

Section 3.10

Investment Letters.  Prior to the execution of this Agreement, ForeverGreen has delivered to Whole Living appropriately executed Investment Letters substantially in the form of Exhibit B  attached hereto and incorporated herein by reference, from each holder of its issued and outstanding capital stock..

Section 3.11

Absence of Undisclosed Liabilities.  Except for liabilities or obligations which (i) are accrued or reserved against in the ForeverGreen Financial Statements (or reflected in the notes thereto) or (ii) were incurred after September 30, 2006, ForeverGreen does not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet or the notes thereto.

Section 3.12

No Default.  ForeverGreen is not in default or violation of (a) its Articles of Association or Operating Agreement, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which ForeverGreen is a party or by which it or any of its properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to ForeverGreen, except in the case of clauses (b) and (c) above for defaults or violations which would not individually or in the aggregate have a ForeverGreen Material Adverse Effect.

Section 3.13

Tax Returns; Taxes.

(a)

For purposes of this Agreement, “Tax” means any federal, state or foreign income, gross receipts,  payroll, employment, withholding, social security, unemployment, disability, , including any interest, penalty or addition thereto, whether disputed or not; “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereto.

(b)

Except for Tax Returns subject to an extension for filing as may be permitted by law, ForeverGreen has filed all Tax Returns that it was required to file and all such Tax Returns were correct and complete in all respects.  All Taxes owed by ForeverGreen (whether or not shown on any Tax Return) which are due and payable have been paid.

(c)

ForeverGreen has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(d)

ForeverGreen has neither taken any action or received notice of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Share Exchange from meeting the requirements of Section 368(a) of the Code.

Section 3.14

Title to Properties; Encumbrances.  Except as otherwise provided in this Section 3.14, ForeverGreen has good, valid and marketable title to, or a valid leasehold interest in, its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the balance sheet of ForeverGreen as of September 30, 2005 (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since September 30, 2005).  None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except for (i) as collateral to current promissory note or debt instruments with George and Brenda Brimhall (ii) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operations of ForeverGreen, (iii) liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

Section 3.15

Compliance With Applicable Laws.  ForeverGreen is in compliance with applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, or otherwise) (collectively, “Applicable Law”), except where the failure to be in such compliance would not individually or in the aggregate have a ForeverGreen Material Adverse Effect.

Section 3.16

Labor Matters.

(a)

ForeverGreen is not a party to, or bound by, any collective bargaining agreement with a labor union or labor organization;

(b)

There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of ForeverGreen, threatened against ForeverGreen relating to its business, except for such proceedings which would not individually or in the aggregate have a ForeverGreen Material Adverse Effect; and

Section 3.17

Employee Benefit Plans; ERISA.

(a)

No liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder (“ERISA”) has been incurred by ForeverGreen that has not been satisfied in full when due, and no condition exists that presents a material risk to ForeverGreen of incurring a liability under such Title IV which would individually or in the aggregate have a ForeverGreen Material Adverse Effect or give rise to a lien under Title IV of ERISA.

(b)

Each ForeverGreen Plan intended to be “qualified” within the meaning of section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification and, to the knowledge of ForeverGreen, no amendment has been made to any such ForeverGreen Plan since the date of such letter that is likely to result in the disqualification of such ForeverGreen Plan.

(c)

Each ForeverGreen Plan has been operated and administered in all material respects in accordance with Applicable Law, including, but not limited to, ERISA and the Code, except for any failure to so operate or administer such ForeverGreen Plan that would not individually or in the aggregate have a ForeverGreen Material Adverse Effect.

(d)

Certain employment agreements entered into between ForeverGreen and the current employees provide those employees with a contractual right, bound upon defined performance criteria, to obtain ForeverGreen shares.

Except as expressly provided in this Agreement, any exhibit hereto, a ForeverGreen Plan or as otherwise agreed in writing by ForeverGreen, neither the execution and delivery of this Agreement nor the Share Exchange nor the consummation of any of the other transactions contemplated by this Agreement will:

(i)

entitle any current or former officer, director, employee or consultant of ForeverGreen to severance pay, unemployment compensation or any other payment, or

(ii)

accelerate the time of payment or vesting, or increase the amount of compensation due any such officer, director, employee or consultant.

(e)

There are no pending or, to the knowledge of ForeverGreen, threatened claims by or on behalf of any of the ForeverGreen Plans, by any employee or beneficiary covered under any such ForeverGreen Plan involving any such ForeverGreen Plan (other than routine claims for benefits), other than any such claims that would not individually or in the aggregate have a ForeverGreen Material Adverse Effect.

(f)

Neither ForeverGreen nor any of the ForeverGreen Plans, any trust created thereunder, or any trustee or administrator thereof, if any, has engaged in a transaction in connection with which ForeverGreen or, to the knowledge of ForeverGreen, any of the ForeverGreen Plans, any such trust, or any trustee or administrator thereof, or any Party dealing with the ForeverGreen Plans or any such trust is subject to either a civil liability under section 409 of ERISA or section 502(i) of ERISA, or a tax imposed pursuant to section 4975 or 4976 of the Code, other than any such liability or tax that would not individually or in the aggregate have a ForeverGreen Material Adverse Effect.

Section 3.18

Vote Required.  Authorization of the Share Exchange shall require the affirmative vote of the shareholders of a majority of ForeverGreen shares voted in the written consent referred to in Section 6.3(a). No other vote of the stockholders of ForeverGreen is required by law, the Articles of Association and Operating Agreement of ForeverGreen or otherwise in order for ForeverGreen to consummate the Share Exchange and the transactions contemplated hereby.

Section 3.19

Vote of Board.  The Board of ForeverGreen (via written consent) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of ForeverGreen.

Section 3.20

Accounting Matters.  To its knowledge, ForeverGreen has not taken or agreed to take any action that would prevent the Share Exchange from being accounted for as a capital transaction similar to a reverse acquisition and ForeverGreen has no reason to believe that the Share Exchange will not qualify for accounting as a capital transaction similar to a reverse acquisition.

Section 3.21

Commissions.  No broker, finder or financial advisor is entitled to any brokerage, finders or other fee or commission in connection with the Share Exchange or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of ForeverGreen.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF WHOLE LIVING

Whole Living hereby represents and warrants to ForeverGreen as follows:

Section 4.1

Organization.  Whole Living is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  Whole Living has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted.  Whole Living has delivered to ForeverGreen prior to the execution of this Agreement a complete and correct copy of its Articles of Incorporation and Bylaws, as amended to date.  In all material respects, the minute books of Whole Living contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors.

Section 4.2

Capitalization.  As of the Effective Time, the authorized capital stock of Whole Living consists of 100,000,000 shares of Whole Living Common Stock.  As of the Effective Time, 6,667,779 shares of Whole Living Common Stock are issued and outstanding and 100,000 warrants to purchase 100,000 shares of common stock are outstanding.  As of the Effective Time, Whole Living shall have no treasury shares.  All of the issued and outstanding shares of Whole Living Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights.  All of the shares of Whole Living Common Stock to be issued in the Share Exchange will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.  Except as set forth in this Agreement, as of the date hereof, there are no other shares of capital stock of Whole Living issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Whole Living to issue, transfer, sell, or otherwise acquire any shares of its capital stock or securities

Section 4.3

Authority Relative To This Agreement.  Whole Living has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Whole Living have been duly authorized by the Board of Directors of Whole Living.  Except for the written consent of the Board of Directors of Whole Living (acting on behalf of Whole Living) no other corporate action or proceedings on the part of Whole Living is necessary to authorize this Agreement or the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Whole Living and constitutes a valid and binding agreement of Whole Living, enforceable against Whole Living in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.

Section 4.4

Consents and Approvals; No Violations.  Except for applicable requirements of the Securities Act, the Exchange Act, state laws relating to takeovers, if applicable, and state securities or blue sky laws, ,no filing with, and no permit, authorization, consent or approval of any Governmental Authority is necessary for the consummation by Whole Living of the transactions contemplated by this Agreement, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not individually or in the aggregate have a Whole Living Material Adverse Effect. Neither the execution and delivery of this Agreement by Whole Living nor the consummation by Whole Living of the transactions contemplated hereby, nor compliance by Whole Living with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation of Whole Living or the Bylaws of Whole Living, (b) result in a violation or breach of, or constitute (with or without the notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Whole Living is a party or by which any of them or any of their properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Whole Living or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a Whole Living Material Adverse Effect.

Section 4.5

Whole Living Financial Statements.  Prior to the execution of this Agreement, Whole Living has delivered to ForeverGreen or caused to be timely filed with the Securities and Exchange Commission (the “Commission”) true and complete copies of the audited balance sheets of Whole Living at December 31, 2004 and December 31, 2005, and the related audited statements of assets, stockholders’ equity and cash flows for the respective twelve month periods ended December 31, 2004 and December 31, 2005.  In addition, Whole Living has delivered or caused to be timely filed with the Commission a reviewed balance sheet at September 30, 2006 and the related reviewed statements of assets, stockholders’ equity and cash flows for the period ended September 30, 2006 (the “Whole Living Financial Statements”).  Each of such Whole Living Financial Statements fairly presents the financial position and the results of operations and changes in financial position of Whole Living as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein.

Section 4.6

Absence of Certain Changes or Events.  Except as set forth in the Whole Living Financial Statements, since September 30, 2006, Whole Living has not: (a) taken any of the actions set forth in Section 5.2(b), 5.2(c) or 5.2(e) hereof; (b) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Whole Living; or (c) subsequent to such date, except as permitted by Section 5.2 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

Section 4.7

Litigation.  There is no suit, action or proceeding pending or, to the best of Whole Living’s knowledge, threatened against or affecting Whole Living, the outcome of which would individually or in the aggregate have a Whole Living Material Adverse Effect; nor is there any judgment, decree, injunction, citation, rule or order of any Governmental Authority outstanding against Whole Living having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect except for the settled litigation involving Whole Food Farmacy, Think Again, Inc. and Mark Bowen.

Section 4.8

Contracts and Commitments.  Except as disclosed in the Whole Living Financial Statements, Whole Living is not a Party to and is not bound by any of the following:

(i)

any “material contract” (as such term is defined in Item 601(b) (10) of Regulation S-B of the Commission) ;

(ii)

any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the business of Whole Living (including, for purposes of this Section 4.8, ForeverGreen, assuming the Share Exchange has taken place) is or would be conducted; or

(iii)

any contract or other agreement which would prohibit or materially delay the consummation of the Share Exchange or any of the other transactions contemplated hereby (all such contracts of the type described in clauses (i), (ii) and (iii) of this Section 4.8 being referred to herein as “Whole Living Material Contracts”).

Each Whole Living Material Contract is valid and binding on Whole Living and is in full force and effect, and Whole Living has in all material respects performed all obligations to be performed by it to date under each Whole Living Material Contract, except where such non-performance, individually or in the aggregate, would not have a Whole Living Material Adverse Effect.  Whole Living does not know of, nor has it received notice of, any violation or default under (nor, to the knowledge of Whole Living, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Whole Living Material Contract.

Section 4.9

Absence of Undisclosed Liabilities.  Except for liabilities or obligations which (i) are accrued or reserved against in the Whole Living Financial Statements (or reflected in the notes thereto); or (ii) were incurred after September 30, 2006, in the ordinary course of business and consistent in type and amount with past practices, Whole Living does not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet or the notes thereto; or (iii) as part of a settlement agreement entered into on July 28, 2006 between Whole Living and Douglas Burdick and other related parties. Under the terms of the agreement, Whole Living is currently obligated to pay an aggregate amount of $60,000.

Section 4.10

Accuracy of Commission Filings.    None of Whole Living’s filings made with the Commission prior to September 30, 2006, or the information contained therein, contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Commission filings comply as to form in all material respects with the provisions of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder for offerings that constitute exempt transactions.

Section 4.11

No Default.  Whole Living is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) the Articles of Incorporation or Bylaws of Whole Living, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which Whole Living is a party or by which they or any of their properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Whole Living, except in the case of clauses (b) and (c) above for defaults or violations which would not individually or in the aggregate have a Whole Living Material Adverse Effect.

Section 4.12

Tax Returns; Taxes.

(a)

For purposes of this Agreement, “Tax” means any federal, state or foreign income, gross receipts, payroll, employment, withholding, social security, unemployment, disability, including any interest, penalty or addition thereto, whether disputed or not; “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereto.

(b)

Except for Tax Returns subject to an extension for filing as may be permitted by law, Whole Living has filed all Tax Returns that it was required to file and all such Tax Returns were correct and complete in all respects.  All Taxes owed by Whole Living (whether or not shown on any Tax Return) which are due and payable have been paid.  Whole Living has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)

Whole Living has neither taken any action or received notice of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Share Exchange from meeting the requirements of Section 368(b) of the Code.

Section 4.13

Title to Properties; Encumbrances.  Except as otherwise provided in this Section 4.13, Whole Living has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the balance sheet of Whole Living as of September 30, 2006 (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since September 30, 2006).  None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except for (i) as collateral for current promissory note or other debt instruments (ii) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operations of Whole Living, (iii) liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

Section 4.14

Compliance With Applicable Laws.  Whole Living is in compliance with applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, or otherwise) (collectively, “Applicable Law”), except where the failure to be in such compliance would not individually or in the aggregate have a ForeverGreen Material Adverse Effect.

Section 4.15

Vote Required.  Authorization of the Share Exchange does not require the affirmative vote of the holders of a majority of Whole Living Common Stock. No other vote of the stockholders’ of Whole Living is required by law, the Articles of Incorporation or By-Laws of Whole Living or otherwise in order for Whole Living to consummate the Share Exchange and the transactions contemplated hereby.

Section 4.16

Vote of Board.  The Board of Directors of Whole Living (via unanimous written consents) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of Whole Living.

Section 4.17

Accounting Matters.  To its knowledge, Whole Living has not taken or agreed to take any action that would prevent the Share Exchange from being accounted for as a capital transaction similar to a reverse acquisition and Whole Living has no reason to believe that the Share Exchange will not qualify for accounting as a capital transaction similar to a reverse acquisition.

Section 4.18

Commissions

No broker, finder or financial advisor is entitled to any brokerage, finders or other fee or commission in connection with the Share Exchange or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of ForeverGreen.

Section 4.19

Subsidiaries.  As set forth on Schedule 4.19 attached hereto.

Section 4.20

Labor Matters.

(a)

Whole Living is not a party to, or bound by, any collective bargaining agreement with a labor union or labor organization;

(b)

There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Whole Living, threatened against Whole Living relating to its business, except for such proceedings which would not individually or in the aggregate have a Whole Living Material Adverse Effect; and

Section 4.21

Employee Benefit Plans; ERISA.

(a)

Whole Living currently has no employee benefit plans and or/ERISA at this time.

(b)

No liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder (“ERISA”) has been incurred by Whole Living that has not been satisfied in full when due, and no condition exists that presents a material risk to Whole Living of incurring a liability under such Title which would individually or in the aggregate have a hole Living Material Adverse Effect or give rise to a lien under Title IV of ERISA.

(c)

There are no pending or, to the knowledge of Whole Living, threatened claims by  any employee other than any such claims that would not individually or in the aggregate have a Whole Living Material Adverse Effect.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE SHARE EXCHANGE

Section 5.1

Conduct of Business by ForeverGreen Pending the Share Exchange.  From the date of this Agreement to the Effective Time, unless Whole Living shall otherwise agree in writing, or as otherwise contemplated by this Agreement, or any Exhibit or Schedule hereto:

(a)

the business of ForeverGreen shall be conducted consistent with past practices;

(b)

ForeverGreen shall not (i) amend its Articles of Association or Operating Agreement or (ii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock;

(c)

ForeverGreen shall not (i) authorize for issuance, issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock (whether through the issuance or granting of options, warrants, subscriptions, or otherwise); (ii) acquire, dispose of, transfer, lease, license, further mortgage or encumber any fixed or other assets in excess of $100,000 other than in the ordinary course of business and consistent with past practices; (iii) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices or in connection with the receipt of commitments for lending relating to Share Exchanges and acquisitions or similar transactions; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person other than in the ordinary course of business and consistent with past practices; (v) make any loans, advances or capital contributions to, or investments in, any other person other than in the ordinary course of business and consistent with past practices; (vi) authorize capital expenditures substantially in excess of the amount currently budgeted therefore; (vii) permit any insurance policy naming ForeverGreen as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business; or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

(d)

ForeverGreen shall use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its present officers and key employees, and to preserve the goodwill of those having business relationships with it;

(e)

ForeverGreen shall not (i) make any change in the compensation payable or to become payable to any of its officers, or employees; (ii) except for employment agreements, enter into or amend any severance, termination or other similar agreement; (iii) adopt any new ForeverGreen Plan or amend in any material respect any existing ForeverGreen Plan; or (iv) make any loans to any of its officers, or employees or make any changes in its existing borrowing or lending arrangement for or on behalf of any of such persons other than (A) the consolidation of existing promissory notes and/or debt instruments (B) in the ordinary course of business and consistent with past practices and (C) as may be required under Applicable Law or the terms of any existing ForeverGreen Plan; and

(f)

ForeverGreen shall not (i) knowingly take or allow to be taken any action which would jeopardize the treatment of the Share Exchange; or (ii) knowingly take any action that would be reasonably likely to prevent the Share Exchange from meeting the requirements of Section 368(b) of the Code.

Section 5.2

Conduct of Business by Whole Living Pending the Share Exchange.  From the date of this Agreement to the Effective Time, unless ForeverGreen shall otherwise agree in writing, or as otherwise contemplated by this Agreement, or any Exhibit or Schedule hereto:

(a)

the business of Whole Living shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of the operations of Whole Living;

(b)

Whole Living shall not (i) amend its Articles of Incorporation or Bylaws or (ii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property.

(c)

Whole Living shall not (i) authorize for issuance, issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock (whether through the issuance or granting of options, warrants, subscriptions or otherwise); (ii) acquire, dispose of, transfer, lease, license, mortgage, or encumber any fixed or other assets in excess of $100,000 in any one or a series of related transactions other than in the ordinary course of business and consistent with past practices; (iii) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person other than in the ordinary course of business and consistent with past practices; (v) make any loans, advances or capital contributions to, or investments in, any other person other than in the ordinary course of business and consistent with past practices; (vi) authorize capital expenditures substantially in excess of the amount currently budgeted therefore; (vii) permit any insurance policy naming Whole Living as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business; or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

(d)

Whole Living shall use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its present officers and key employees, and to preserve the goodwill of those having business relationships with it;

(e)

Whole Living shall not make any change in the compensation payable or to become payable to any of its officers, Directors or employees, enter into or amend any employment,

severance, termination or other similar agreement, or make any loans to any of its officers, Directors or employees or make any changes in its existing borrowing or lending arrangement for or on behalf of any of such persons, whether contingent on consummation of the Share Exchange or otherwise, other than (i) the consolidation of existing promissory notes and/or debt instruments (ii) in the ordinary course of business and consistent with past practices and (iii) as may be required under Applicable Law; and

(f)

Whole Living shall not (i) knowingly take or allow to be taken any action which would jeopardize the treatment of the Share Exchange; or (ii) knowingly take any action that would be reasonably likely to prevent the Share Exchange from meeting the requirements of Section 368(a) of the Code.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1

Access and Information.  Whole Living and ForeverGreen shall each afford to the other and to the other’s financial advisors, legal counsel, accountants, consultants and other agents and representatives full access at all reasonable times throughout the period prior to the Effective Time to all of its books, records, properties and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as such other Party may reasonably request, provided that no investigation pursuant to this Section 6.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective Parties to consummate the Share Exchange. Each Party and its affiliates, advisors, legal counsel, accountants, consultants and other agents and representatives shall hold in confidence all nonpublic information confidential information furnished to it by the other party concerning its and its subsidiaries’ businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement.  For purposes hereof, the term “confidential information” does not include any information which at the time of disclosure to the receiving party was or thereafter became publicly available or a matter of public knowledge, without a breach of this Agreement by the receiving party, or was disclosed by the receiving party pursuant to a requirement of law, or in response to a court order, subpoena or governmental authority.  If this Agreement is terminated, each Party will deliver to the other Party, documents, work papers and other material (including copies) obtained by such Party or on its behalf from the other Party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

Section 6.2

Acquisition Proposals.

(a)

No Party shall, nor shall they authorize or permit any officer, director, attorney or representative of, such Party to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this Section 6.2(a) shall prohibit any Party’s Board (and their respective authorized representatives) from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal if, and only to the extent that (A) such Party’s Board, after consultation with and based on the written opinion of outside legal counsel, determine in good faith that in order for such Party’s Board to comply with their fiduciary duties to stockholders under Applicable Law it should take such action, (B) prior to taking such action, such Party receives from such person or entity an executed agreement in reasonably customary form relating to the confidentiality of information to be provided to such person or entity, and

(C) the Acquisition Proposal contains an offer of consideration that is superior to the consideration represented by the Exchange Ratio. Notwithstanding anything in this Agreement to the contrary, each Party shall (i) promptly advise the other Party orally and in writing of (A) the receipt by it (or any of the other entities or other persons referred to above) after the date hereof of any Acquisition Proposal, or any inquiry which could reasonably be expected to lead to any Acquisition Proposal, (B) the material terms and conditions of such Acquisition Proposal or inquiry and (C) the identity of the person making any such Acquisition Proposal or inquiry, (ii) keep the other Party reasonably informed of the status and details of any such Acquisition Proposal or inquiry, and (iii) negotiate with the other Party to make such adjustments in the terms and conditions of this Agreement as would enable such Party to proceed with the transactions contemplated herein; provided, however, that nothing in this Section 6.2(a) shall require that such Party negotiate exclusively with the other Party.  Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of this Section 6.2 by any officer, director or employee of any Party or its subsidiaries, attorney, representative or agent of such Party or its subsidiaries, whether or not such person is purporting to act on behalf of such Party or otherwise, shall be deemed to be a breach of this Section 6.2 by such Party. For purposes of this Agreement, “Acquisition Proposal” means any bona fide proposal with respect to a Share Exchange, consolidation, share exchange or similar transaction involving Whole Living or ForeverGreen or any purchase of all or any significant portion of the assets of Whole Living or ForeverGreen other than the transactions contemplated hereby.

(b)

Except as set forth below, no Party’s Board shall (i) withdraw, or modify in a manner materially adverse to other Parties, the approval or recommendation by such Party’s respective Board of this Agreement or the Share Exchange, or (ii) approve, recommend or cause such Party to enter into any agreement with respect to any Acquisition Proposal.  Notwithstanding the foregoing, if any Party receives an unsolicited Acquisition Proposal and such Party’s Board determine in good faith, following consultation with and based on the written opinion of outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to stockholders under Applicable Law, such Party’s Board of Directors may (w) withdraw or modify its approval or recommendation of this Agreement and the Share Exchange, (x) approve or recommend such Acquisition Proposal, (y) cause such Party to enter into an agreement with respect to such Acquisition Proposal or (z) terminate this Agreement pursuant to Section 8.3(c) or 8.4(c), as applicable; provided, however, that prior to taking such action, such Party shall, and shall cause its financial and legal advisors to, negotiate with the other Party to make such adjustments in the terms and conditions of this Agreement as would enable such Party to proceed with the transactions contemplated herein on such adjusted terms; provided, however, that nothing in this Section 6.2(b) shall require that such Party negotiate exclusively with the other Party. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of either Party permitted by this Section 6.2(b) shall not constitute a breach of this Agreement by such Party.

(c)

If the Board of any Party (such Party, the “Withdrawing Party”) takes any action described in clause (y) or (z) of Section 6.2(b) or a Party other than a Withdrawing Party (a “Non-Withdrawing Party”) exercises the right to terminate this Agreement under Section 8.3(d) or 8.4(d), as applicable, based on the Board of the Withdrawing Party having taken any action described in clause (w) or (x) of Section 6.2(b), the Withdrawing Party shall, simultaneously with the taking of such action or upon such termination pay to the Non-Withdrawing Party all fees and expenses incurred by such Non-Withdrawing Party in connection with the transactions contemplated by this Agreement, payable in same-day funds, as liquidated damages and not as a penalty.  If the Withdrawing Party fails to pay to the Non-Withdrawing Party any amounts due under this Section 6.2(c), the Withdrawing Party shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other action, taken by the Non-Withdrawing Party to collect payment, together with interest on the amount of any unpaid fee.

Section 6.3

Stockholder Approvals.

(a)

ForeverGreen, acting through its Board, shall, in accordance with Applicable Law and its Articles of Association and Operating Agreement.

(i)

recommend approval and adoption of this Agreement by its stockholders and take all lawful action to solicit such approval; and

(ii)

secure from holders of ForeverGreen Shares, as soon as practicable, delivery to ForeverGreen’s principal place of business (or other method of delivery approved by the Act) of the consent or consents in writing,  setting forth the approval of this Agreement and the Share Exchange,  signed by the holders of a minimum number of votes that would be necessary to authorize this Agreement.

(b)

ForeverGreen’s obligations under this Section 6.3 shall at all times remain subject to their fiduciary duties imposed under Applicable Law, in the event that, if required by such fiduciary duties as advised in writing by outside counsel, the Board of ForeverGreen shall have withdrawn or modified its recommendation that its stockholders approve and adopt this Agreement.

Section 6.4

Whole Living Stock Options/Warrants. There are no outstanding stock options for Whole Living at the Effective Time. On April 30, 2002 Whole Living granted to Summit Resource Group, Inc. warrants to purchase 100,000 (post split) common shares. The warrants have an exercise price of the $3.75 per share for 66,667 shares and $7.50 for 33,334  All of the warrants have a five year expiration.

Section 6.5

ForeverGreen Stock Options/Warrants.  There will be no outstanding stock options or warrants for ForeverGreen at the Effective Time.

Section 6.6

Public Announcements.  ForeverGreen, on the one hand, and Whole Living on the other hand, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other Party, except as may be required by Applicable Law.

Section 6.7

Expenses.  Whether or not the Share Exchange is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by each company, respectively.

Section 6.8

Indemnification.

6.8.1

Indemnification by ForeverGreen.  Subject to the terms herein, ForeverGreen shall indemnify, defend and hold Whole Living and its successors and assigns (the “ForeverGreen’s Indemnities”) harmless from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense of any kind or character, including reasonable attorneys’ fees arising out of or in any manner incident, relating or attributable to:

(a)

Any inaccuracy in any representation or breach of any warranty of ForeverGreen contained in this Agreement;

(b)

Any failure by ForeverGreen to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under this Agreement; or

(c)

Reliance by Whole Living on any books or records of ForeverGreen or written information furnished to Whole Living pursuant to this Agreement by or on behalf of ForeverGreen in the event that such books and records or written information are false or materially inaccurate.

6.8.2

Indemnification by Whole Living.  Subject to the terms herein, Whole Living shall indemnify, defend and hold ForeverGreen and its stockholders and their respective heirs, personal representatives, successors and assigns (the “Whole Living’s Indemnities”) harmless from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense of any kind or character, including reasonable attorneys’ fees arising out of or in any manner incident, relating or attributable to:

(a)

Any inaccuracy in any representation or breach of any warranty of Whole Living contained in this Agreement;

(b)

Any failure by Whole Living to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under this Agreement; or

(c)

Reliance by ForeverGreen on any books or records of Whole Living or written information furnished to ForeverGreen pursuant to this Agreement by or on behalf of Whole Living in the event that such books and records or written information are false or materially inaccurate.

Section 6.9

Additional Agreements.  Subject to terms and conditions herein provided, each of the Parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, each Party shall cause their respective proper officers or Directors to take all such necessary action.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE SHARE EXCHANGE

Section 7.1

Conditions To Each Party’s Obligation To Effect the Share Exchange.  The respective obligations of each Party to effect the Share Exchange shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)

No order suspending the issuance of Whole Living Shares pursuant to this Agreement shall be in effect and no proceeding for such purpose shall be pending before or threatened by the Commission.

(b)

Any required filings, shall have been filed with the appropriate parties and no order suspending the issuance of Whole Living Shares pursuant to this Agreement shall be in effect and no proceeding for such purpose shall be pending before or threatened by any applicable law.

(c)

This Agreement and the transactions contemplated hereby shall have been approved and adopted by the minimum number of shareholder’s votes that will be necessary to authorize the transaction for Whole Living and ForeverGreen, in each case in accordance with Applicable Law.

(d)

No preliminary or permanent injunction or other order by any federal or state court in the United States which prohibits the consummation of the Share Exchange shall have been issued and remain in effect.

(e)

Each of Whole Living and ForeverGreen shall have obtained such consents from third parties and Governmental Authorities as shall be required and which are material to Whole Living and ForeverGreen and to consummation of the transactions contemplated hereby.

Section 7.2

Conditions to Obligation of ForeverGreen to Effect the Share Exchange.  The obligation of ForeverGreen to effect the Share Exchange shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

(a)

Whole Living shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Whole Living contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date, and ForeverGreen shall have received a certificate of Ron Williams, President of Whole Living, as to the satisfaction of this condition.

(b)

Whole Living, and the shareholders of Whole Living, shall have authorized and approved of, and effected through the filing of a certificate of amendment, and any other necessary documents or certificates, with the Secretary of State of the State of Nevada, amending the Articles of Incorporation of Whole Living to change the corporation’s name to “ForeverGreen Worldwide Corporation” and establish a class of preferred stock with 10,000,000 shares authorized.

(c)

ForeverGreen shall have received an opinion from Daniel W. Jackson, Esq., counsel to Whole Living, dated the Effective Time, to the effect that:

(i)

Whole Living is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite   corporate power and authority to own and operate its properties and to conduct its business as currently conducted.

(ii)

Whole Living has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Whole Living   have been duly authorized by Whole Living.

(iii)

This Agreement constitutes a valid and binding obligation of Whole Living, enforceable against Whole Living in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity.

(iv)

Neither the execution and delivery of this Agreement by Whole Living, nor the consummation by Whole Living of the transactions contemplated hereby, violate the Articles of Incorporation or the Bylaws of Whole Living or, to such counsel’s knowledge, constitute a violation of or a default under (except for any such violation or default as to which requisite waivers or consents either have been obtained by Whole Living prior to the Effective Time or have been waived by ForeverGreen in writing) any material contract, agreement or instrument to which Whole Living is subject and which has been specifically identified to such   counsel by Whole Living in connection with rendering such opinion.

(v)

Except (i) for the filing of the Certificate of Amendment with the Office of the Secretary of State of the State of Nevada and (ii) as may have been required by applicable state securities no governmental approvals are required to be obtained, and no reports or notices or filings with any Governmental Authority are required to be made, by Whole Living for the execution, delivery or performance by Whole Living of this Agreement, the enforcement against Whole Living of its respective obligations hereunder or the effectuation of the Share Exchange and the other transactions contemplated hereby.

(vi)

Such counsel knows of no pending or threatened litigation that (i) questions the validity of this Agreement or any action taken or to be taken by Whole Living in connection with this Agreement, at law or in equity, before or by any Governmental Authority or before any arbitrator or (ii) would, if adversely determined, have a material adverse effect on the ability of Whole Living to perform its obligations under this Agreement.

(vii)

The issuance of shares of Whole Living Common Stock to the ForeverGreen Share Holders as consideration for the Share Exchange pursuant to the terms of this Agreement has been duly authorized by all   necessary corporate action on the part of Whole Living, and those shares, when issued in accordance with the terms of this Agreement on receipt of the stated consideration therefore, will be validly issued, fully paid and nonassessable.

(viii)

The issuance of the shares of Whole Living Common Stock to the ForeverGreen Stockholders as consideration for the Share Exchange is exempt from the registration requirements of the Securities Act.

As to any matter in such opinion which involves matters of fact or matters relating to laws other than the laws of the United States or the laws of the State of Nevada, such counsel may rely upon the certificates of officers and Directors of Whole Living and of public officials and opinions of local counsel, reasonably acceptable to ForeverGreen.

(d)

From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Whole Living that would have or would be reasonably likely to have a material adverse effect on Whole Living.

Section 7.3

Conditions to Obligations of Whole Living to Effect the Share Exchange.  The obligations of Whole Living to effect the Share Exchange shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

(a)

ForeverGreen shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of ForeverGreen contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date, and Whole Living shall have received a certificate of Robert Reitz, Chief Financial Officer of ForeverGreen, as to the satisfaction of this condition.

(b)

Whole Living shall have received an opinion from Chris Patterson, in house counsel to ForeverGreen, dated the Effective Time, to the effect that:

(i)

ForeverGreen is a limited liability company validly existing and in good standing under the laws of the State of Utah.

(ii)

ForeverGreen has the power to enter into this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite action taken on the part of ForeverGreen.

(iii)

This Agreement has been executed and delivered by ForeverGreen and is a valid and binding obligation of ForeverGreen, enforceable against  ForeverGreen in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity.

(iv)

Neither the execution and delivery of this Agreement by ForeverGreen, or the consummation by ForeverGreen of the transactions contemplated   hereby, will violate the Articles of Association or Operating Agreement of ForeverGreen or, to the best knowledge of such counsel, will constitute a violation of or a default under (except for any such violation or default as to which requisite waivers or consents either shall have been obtained by ForeverGreen prior to the Effective Time or shall have been waived by Whole Living in writing) any material contract, agreement or   instrument to which Whole Living is subject and which has been  specifically identified to such counsel by ForeverGreen in connection with rendering such opinion.

As to any matter in such opinion which involves matters of fact or matters relating to laws other than the laws of the United States or the laws of the State of Utah, such counsel may rely upon the certificates of officers of ForeverGreen and of public officials and opinions of local counsel, reasonably acceptable to Whole Living.

(c)

From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of ForeverGreen that would have or would be reasonably likely to have a material adverse effect on ForeverGreen.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1

Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Effective Time by mutual written consent of the Parties.

Section 8.2

Termination by either Whole Living or ForeverGreen.  This Agreement may be terminated and the Share Exchange may be abandoned by action of the Board of Whole Living or ForeverGreen if:

(a)

The Share Exchange is not consummated on or before December 31, 2006 (or such later date as shall have been approved by Whole Living or ForeverGreen) (the “Termination Date”), provided, however, that the right to terminate this Agreement under this Section 8.2(a) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date, and provided, further, that if on the Termination Date the conditions to the Closing set forth in Section 7.1 shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall automatically be extended to December 31, 2006; and provided, further that if on the Termination Date the condition to the Closing set forth in Section 7.1 shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, the Termination Date shall automatically be extended to December 31, 2006; or

(b)

A court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable.

Section 8.3

Termination by Whole Living.  This Agreement may be terminated and the Share Exchange may be abandoned by action of the Board of Directors of Whole Living if:

(a)

There shall have been any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of ForeverGreen since the date hereof which is not cured within thirty (30) days after notice thereof to ForeverGreen, or if ForeverGreen shall have breached Section 6.2 or 6.3 and, in the case of Section 6.3, such breach has not been cured within thirty (30) days’ notice thereof to ForeverGreen;

(b)

This Agreement and the Share Exchange shall not have been approved and adopted by the requisite vote of the stockholders of ForeverGreen;

(c)

The Board of Directors of Whole Living shall have exercised any of its rights set forth in Section 6.2(b); or

(d)

The Board of Directors of ForeverGreen shall have (i) withdrawn or modified in a manner adverse to Whole Living its recommendation of this Agreement and the Share Exchange; (ii)

approved or recommended an Acquisition Proposal; or (iii) caused ForeverGreen to enter into an agreement with respect to an Acquisition Proposal.

Section 8.4

Termination by ForeverGreen.  This Agreement may be terminated and the Share Exchange may be abandoned by action of the Board of ForeverGreen if:

(a)

There shall have been any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Whole Living since the date hereof which is not cured within thirty (30) days after notice thereof to Whole Living, or if Whole Living shall have breached Section 6.2 or 6.3 and, in the case of Section 6.3, such breach has not been cured within thirty (30) days’ notice thereof to Whole Living;

(b)

This Agreement and the Share Exchange shall not have been approved and adopted by the requisite vote of the stockholders of Whole Living;

(c)

The Board of ForeverGreen shall have exercised any of its rights set forth in Section 6.2(b); or

(d)

The Board of Directors of Whole Living shall have (i) withdrawn or modified in a manner adverse to ForeverGreen its recommendation of this Agreement and the Share Exchange; (ii) approved or recommended an Acquisition Proposal; or (iii) caused Whole Living to enter into an agreement with respect to an Acquisition Proposal.

Section 8.5

Effect of Termination and Abandonment.  In the event of the termination and abandonment of this Agreement under this Article VII, this Agreement shall become void and have no effect, without any liability on the part of any Party, officers or stockholders, except (i) as provided in Sections 6.1, 6.2 and 6.3 and (ii) to the extent that such termination results from the willful breach by any Party hereto of any material representation, warranty or covenant hereunder.

Section 8.6

Amendment.  This Agreement may be amended by the Parties pursuant to a writing adopted by action taken by the Parties at any time before the Effective Time, provided, however, that after approval by the stockholders of ForeverGreen, , no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of ForeverGreen Shares upon consummation of the Share Exchange, (b) alter or change any term of the Articles of Incorporation of each of Whole Living or ForeverGreen, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of Whole Living or ForeverGreen.  This Agreement may not be amended except by an instrument in writing signed by the Parties.

Section 8.7

Waiver.  At any time before the Effective Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a Party to any such extension of waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1

Survival of Representations, Warranties and Agreements.  No representations, warranties or agreements contained herein shall survive beyond the Effective Time, except that the representations, warranties or agreements contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 6.1, 6.6, 6.7, 6.8 and 6.9 and this Article IX shall survive beyond the Effective Time.

Section 9.2

Notices.  All notices and other communications required or permitted by this Agreement shall be made in writing and any such notice or communication shall be deemed delivered when delivered in person, transmitted by telex or telecopier, or seven (7) days after it has been sent by air mail, as follows:

ForeverGreen:	ForeverGreen International 972 North 1430 West Orem, Utah 84054 (801) 655-5500 (801) 655-5505
With a copy to:	ForeverGreen International 972 North 1430 West Orem, Utah 84054 Attention: Chris Patterson
Whole Living:	Whole Living, Inc. 1123 North 1430 West Orem, Utah 84054 (801) 655-5500 (801) 655-5505
With a copy to:	Daniel W. Jackson, Esq. 2157 Lincoln Street Salt Lake City, Utah 84106 Tel: (801) 596-8338 Fax: (801) 364-5645

The Parties shall promptly notify each other in the manner provided in this Section 9.2 of any change in its address.  A notice of change of address shall not be deemed to have been given until received by the addressee.  Communications by telex or telecopier shall also be sent concurrently by mail, but shall in any event be effective as stated above.

Section 9.3

Assignment.  No Party shall assign this Agreement or any rights, interests or obligations hereunder, or delegate performance of any of its obligations hereunder, without the prior written consent of the other Party.

Section 9.4

Entire Agreement.  This Agreement and the Exhibits and Schedules hereto *embody the entire agreement and understanding of the Parties in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter, including but not limited to the letter intent, dated October 27, 2006.

Section 9.5

Waiver, Amendment, etc.  This Agreement may not be amended or supplemented, and no waivers of or consents to departures from the provisions hereof shall be effective, unless set forth in a writing signed by, and delivered to, both Parties.  No failure to delay of a Party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the existence of any other right or power.

Section 9.6

Binding Agreement; No Third Party Beneficiaries.  This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.  Nothing expressed or implied herein is intended or will be construed to confer upon or to give any third Party any rights or remedies by virtue hereof.

Section 9.7

Governing Law; Dispute Resolution; Equitable Relief.

(a)

This Agreement shall be governed by and construed in accordance with the laws of the state of Utah (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

(b)

Each party irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to its obligations or liabilities under or arising out of or in connection with this Agreement shall be brought only in the United States District Court for the State of Utah and each party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, with respect to any such action, suit or proceeding (including claims for interim relief, counterclaims, actions with multiple defendants and actions in which such party is implied).

(c)

Each party will  designate a registered agent (in such capacity, the “Process Agent”), as its designee, appointee and agent to receive, for and on its behalf, service of process in such jurisdiction in any legal action, suit or proceeding with respect to this agreement, and such service shall be deemed complete upon delivery thereof to the Process Agent, provided that in the case of any such service upon the process agent, the party effecting such service shall also deliver a copy thereof to the other party in the manner provided in section 9.2. Each party shall take all such actions as may be necessary to continue said appointment in full force and effect or to appoint another agent so that such party will at all times have an agent for service of process for the above processes. In the event of the  transfer of all or substantially all of the assets and business of the process agent to any other corporation by consolidation, share exchange, sale of assets or otherwise such other corporation shall be substituted hereunder for the process agent with the same effect as if named herein in place of Process Agent. Each party further irrevocably consents to the service of process out of any of the aforementioned courts, in any such action, suit or proceeding by the mailing of copies thereof by registered air mail, postage prepaid, sot such party at its address set forth in this agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable law. Each party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the state of Utah and of the United States of America.

(d)

Each party agrees that money damages would not be a sufficient remedy for the other party for any breach of this Agreement by it, and that in addition to all other remedies the other party may have, such other party shall be entitled to specific performance and to injunctive or other equitable relief as a remedy for any such breach. Each party agrees not to oppose the granting of such relief in the event a court determines that a breach has occurred, and agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

Section 9.8

Severability.  The invalidity or unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision in any other jurisdiction.  To the extent permitted by Applicable Law, each Party waives any provision of Applicable Law that renders any provision hereof prohibited or unenforceable in any respect.  If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than avoided, if possible, in order to achieve the intent of the Parties to the extent possible.

Section 9.9

Counterparts.  This Agreement may be executed in one or more counterparts each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Agreement.

Section 9.10

Interpretation.  In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include company, corporations and partnerships and vice versa.

Section 9.11

Incorporation of Exhibits and Schedules.  The exhibits and schedules attached hereto or referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

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[Signature page to follow]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

WHOLE LIVING, INC. By: /s/ Ron Williams Name: Ron Williams Title: President
FOREVERGREEN INTERNATIONAL By: /s/ Robert M. Reitz Name: Robert M. Reitz Title: Ex. V.P. and CFO

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